UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2008, Montpelier Re Holdings Ltd. (the “Company”) announced that Nicholas Newman-Young will retire as Managing Director of Montpelier Marketing Services (UK) Limited (“MMSL”), effective May 1, 2008.  Mr. Newman-Young will remain with MMSL in a reduced capacity until May 1, 2009 unless otherwise agreed, and in the meantime will no longer be considered an executive officer of the Company.

In connection with his departure, the Board approved a compromise agreement, dated March 31, 2008, between MMSL and Mr. Newman-Young (the “Compromise Agreement”) which provides, among other things, for his employment with the Company to fully terminate on or before May 1, 2009.

Pursuant to the Compromise Agreement, Mr. Newman-Young will continue to receive his usual salary and benefits up to the date of his termination and will receive a bonus for 2008 equivalent to  50% of his annual base salary.  In addition, provided Mr. Newman-Young remains employed by the Company through May 1, 2009 or thereafter serves as a consultant or a non-executive director on any of the Company’s subsidiary boards, any unvested performance shares and/or restricted share units which have been granted to him prior to the date of the Agreement will continue to vest subject to and in accordance with the rules of the Montpelier Re Holdings Ltd. Long-Term Incentive Plan.

The foregoing is qualified in its entirety by reference to Mr. Newman-Young’s Compromise Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The press release announcing the departure of Mr. Newman-Young is furnished as Exhibit 99.1 to this report and is incorporated into this Form 8-K by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Compromise Agreement among Nicholas Newman-Young and Montpelier Marketing Services Limited dated April 3, 2008.

99.1	Text of Press Release dated April 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

April 3, 2008	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Compromise Agreement among Nicholas Newman-Young and Montpelier Marketing Services Limited dated April 3, 2008.

99.1	Text of Press Release dated April 3, 2008.